LAW OFFICES
            Elias, Matz, Tiernan & Herrick L.L.P.
                         12TH FLOOR
                    734 15TH STREET, N.W.
                    WASHINGTON, D.C. 20005

                  TELEPHONE:  (202) 347-0300
                  FACSIMILE:   (202) 347-2172


                        WWW.EMTH.COM


                        April 9, 2007


Board of Directors
First Keystone Financial, Inc.
22 West State Street
Media, Pennsylvania  19063

Gentlemen:

     We have acted as special counsel to First Keystone Financial, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-3 (the "Registration Statement"), which registers for resale 400,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be sold by the selling stockholders named in the prospectus filed as a part of the Registration Statement under the caption "Selling Stockholders" (the "Selling Stockholders"). The shares were issued to the Selling Stockholders in connection with a private transaction in December 2006.

     In this regard, we have examined the Amended and Restated Articles of Incorporation and Bylaws, as amended, of the Company, resolutions of the Board of Directors of the Company, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in effect on the date hereof.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, when sold by the Selling Stockholders pursuant to the Registration Statement (including any Prospectus Supplement thereto), the Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement.

                      Very truly yours,
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                      By:  /s/Philip Ross Bevan
                           _____________________________________
                           Philip Ross Bevan, a Partner